HLB

Cinnamon Jang Willoughby & Company

Chartered Accountants

A Partnership of Incorporated Professionals

Reply: R.D. Miller

January 12, 2007

Securities and Exchange Commission

100 F Street, N.E

Washington, DC

20549

Dear Sirs/Madams:

We have read Item 4.01 of Puppy Zone Enterprises Inc.’s Form 8-K to be dated January 3, 2007, and have the following comments:

With the exception of the second to the last sentence of the first paragraph, with which we agree, we have no basis on which to agree or disagree with the statements made in the first and fifth paragraphs.

We agree with the statements made in paragraphs two, three and four.

Yours truly,

Cinnamon Jang Willoughby & Company

Chartered Accountants

“Ron Miller” signed

Per: R.D. Miller Inc.

MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2. Telephone: +1 604 435 4317. Fax: +1 604 435 4319.

HLB Cinnamon Jang Willoughby & Company is a member of
International. A world-wide organization of accounting firms and business advisors.